UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 15, 2009
Emisphere Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200,
Cedar Knolls, New Jersey	07927

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On October 15, 2009, management of Emisphere Technologies, Inc. (the “Company”), after consulting with the Audit Committee of the Board of Directors, concluded that the Company’s previously issued financial statements included in its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009 should no longer be relied upon due to errors in the application of accounting guidance regarding the determination of whether a financial instrument is indexed to its own stock. As the result of this misapplication, the financial statements did not reflect the fair value of 600,000 warrants as a derivative liability and the bifurcation of the conversion feature embedded in the Company’s 11% senior secured convertible notes in favor of MHR Institutional Partners IIA due September 26, 2012 (collectively, the “MHR Convertible Note”) as a derivative liability, and therefore, should not be continued to be relied upon. The Company’s Audit Committee has discussed the matters in this Form 8-K with its independent registered public accounting firm.
For the three months ended March 31, 2009, the Company understated the change in the fair value of the warrant liability by $58 thousand and understated net loss by $324 thousand, or $0.01 per basic and diluted share, which understatement included the effects of the accretion of debt discount associated with the embedded derivative associated with the MHR Convertible Note in the amount of $382 thousand. For the three months ended June 30, 2009, the Company understated the change in the fair value of the warrant liability by $71 thousand and understated net loss by $483 thousand, or $0.02 per basic and diluted share, which understatement included the effects of the accretion of debt discount associated with the embedded derivative associated with the MHR Convertible Note in the amount of $412 thousand. For the six months ended June 30, 2009, the Company understated the change in the fair value of the warrant liability by $13 thousand and understated net loss by $807 thousand, or $0.03 per basic and diluted share, which understatement included the effects of the accretion of debt discount associated with the embedded derivative associated with the MHR Convertible Note in the amount of $794 thousand.
This reclassification and related charges to earnings have no impact on the Company’s cash position, its cash flows or its future cash requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
October 20, 2009	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer